   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 1997.

                                             REGISTRATION STATEMENT NO. 333-  --
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                       AMERICAN INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                               13-2592361
            (STATE OR OTHER JURISDICTION OF                                 (I.R.S. EMPLOYER
             INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                    70 PINE STREET, NEW YORK, NEW YORK 10270
                                 (212) 770-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

                              KATHLEEN E. SHANNON
                       AMERICAN INTERNATIONAL GROUP, INC.
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                               ------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               ------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
    TITLE OF EACH CLASS                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
    OF SECURITIES TO BE              AMOUNT TO BE              OFFERING               AGGREGATE         REGISTRATION
         REGISTERED                 REGISTERED(1)         PRICE PER SHARE(2)      OFFERING PRICE(2)        FEE(3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $2.50 per share...........       5,152,684 Shares            $119.9375           $618,000,037.25       $187,272.74

--------------------------------------------------------------------------------

(1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock that may be issued pursuant to anti-dilution provisions of the options described in a Prospectus comprising a part of this Registration Statement.

(2) Estimated solely for the purposes of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and is based upon the average of the high and low sales prices of the Common Stock of American International Group, Inc. on January 31, 1997, as reported on the New York Stock Exchange Composite Tape.

(3) Pursuant to Rule 429, this Registration Statement also relates to 75,000 shares of Common Stock for which a registration fee of $1,950.43 was paid.

    Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to 75,000 shares of Common Stock registered under Registration Statement No. 33-62821 on Form S-3 previously filed by the Registrant on September 22, 1995 and declared effective on February 20, 1996.
                               ------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement on Form S-3 contains (i) a Prospectus relating to 5,000,000 shares of common stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc. ("AIG") which may be delivered by Starr International Company, Inc. ("SICO") pursuant to SICO's Deferred Compensation Profit Participation Plans, (ii) a Prospectus relating to 111,684 shares of Common Stock to be sold from time to time by certain Selling Shareholders, (iii) a Prospectus relating to 115,000 shares of Common Stock to be delivered upon the exercise of (A) the Stock Option Agreement, dated February 9, 1995, between AIG and Lloyd M. Bentsen, (B) the Stock Option Agreements, each dated February 21, 1995, between AIG and each of M. Bernard Aidinoff, Marshall
A. Cohen, Barber B. Conable, Jr., Martin S. Feldstein, Carla A. Hills, Frank J. Hoenemeyer, John I. Howell and Dean P. Phypers (collectively, the "1995 Optionees"), (C) the Stock Option Agreement, dated September 16, 1996, between AIG and Pei-yuan Chia and (D) the Stock Option Agreements, each dated December 31, 1996, between AIG and each of the 1995 Optionees (other than Mr. Howell) and
(iv) a Prospectus relating to 1,000 shares of Common Stock to be delivered by AIG from time to time to employees and non-employees.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1997

PROSPECTUS

                                5,000,000 SHARES

                       AMERICAN INTERNATIONAL GROUP, INC.

                                  COMMON STOCK
                          (PAR VALUE $2.50 PER SHARE)

                               ------------------

     This Prospectus relates to up to 5,000,000 shares (the "Plan Shares") of Common Stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc. ("AIG") which may be delivered by Starr International Company, Inc. ("SICO") pursuant to SICO's Deferred Compensation Profit Participation Plans, as amended (collectively, the "Plans"). This Prospectus is to be used by SICO in connection with the delivery of Plan Shares to participants (the "Participants") in the Plans.

     This Prospectus also relates to any Plan Shares that may be offered from time to time by Participants who may be deemed to be "affiliates" of AIG (the "Selling Shareholders") for purposes of the United States federal securities laws. The Plan Shares may be sold by Selling Shareholders from time to time in one or more transactions (which may involve block transactions) on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution".

     AIG will not receive any of the proceeds from the delivery of Plan Shares by SICO to Participants nor from any sales by the Selling Shareholders of Plan Shares. All costs, expenses and fees in connection with the registration of the Plan Shares will be borne by SICO.

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               ------------------

              THE DATE OF THIS PROSPECTUS IS               , 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE PLAN SHARES.

                             AVAILABLE INFORMATION

     AIG is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site at htpp://www.sec.gov. which contains reports and other information regarding registrants that file electronically with the Commission.

     The Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information can be inspected at such Exchange at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by AIG with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with applicable rules and regulations of the Commission. For further information pertaining to AIG and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto.

     AIG's principal executive offices are located at 70 Pine Street, New York, New York 10270, and its telephone number is (212) 770-7000.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by AIG with the Commission (File No. 1-8787) and are incorporated herein by reference:

          (1) AIG's Annual Report on Form 10-K for the year ended December 31, 1995;

          (2) AIG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

          (3) The description of Common Stock contained in AIG's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934; and

          (4) AIG's Current Report on Form 8-K, dated June 11, 1996.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     AIG will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents (excluding exhibits unless specifically incorporated by reference into such documents) referred to above which have been or may be incorporated herein by reference and not furnished herewith. Requests for such documents should be directed to AIG's Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone (212) 770-7575.

                REQUIRED DISCLOSURE FOR NORTH CAROLINA RESIDENTS

     The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.

                                   THE PLANS

     The following is a brief summary of the Plans which does not purport to be complete. The Plans are all substantially identical.

     Key employees of SICO, AIG and their affiliates participate in the Plans. Neither AIG nor SICO has received or will receive any cash or property in consideration of the granting of units under the Plans.

     Under the Plans, Participants are granted units which have a value based on a percentage (selected by SICO's Board of Directors) of SICO's retained earnings attributable to the shares of Common Stock held by SICO over a two year period. The units are payable, at the election of SICO's Board of Directors, in cash or Common Stock. The units generally vest upon retirement at normal retirement age, except the SICO Board of Directors has, with respect to certain of the Plans, permitted an early pay-out of units under certain circumstances.

                              SELLING SHAREHOLDERS

     The Selling Shareholders will consist of Participants who may be deemed to be "affiliates" of AIG for purposes of the Securities Act. The Selling Shareholders will be listed in a supplement to this Prospectus. Such supplement will indicate any relationship which such Selling Shareholder has had with AIG for the three years preceding the date of such supplement and the number of Plan Shares which such Selling Shareholder intends to sell pursuant to this Prospectus.

     The directors and officers of AIG as a group own 81.82% of the voting stock of SICO; SICO owns 16.14% of the outstanding Common Stock and, after giving effect to the delivery of the 5,000,000 Plan Shares covered by this Prospectus, will own 15.07% of the outstanding Common Stock. Six directors of AIG also serve as directors of SICO, and SICO provides certain compensation to directors and executive officers of AIG. In the ordinary course of business, AIG and its subsidiaries effect certain transactions with SICO at a cost which, in the opinion of AIG's management, is not material and does not exceed the cost of obtaining such services from unaffiliated sources. For a further discussion of AIG's relationship to SICO, see AIG's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated herein by reference.

                              PLAN OF DISTRIBUTION

     Plan Shares may be sold from time to time by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Plan Shares may be sold by the Selling Shareholders by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell such Plan Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchase of such Plan Shares by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with the sales. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     All costs, expenses and fees in connection with the registration of the Plan Shares, including any sold by the Selling Shareholders, will be borne by SICO. Commissions and discounts, if any, attributable to the sales of Plan Shares by the Selling Shareholders will be borne by the Selling Shareholders.

                            VALIDITY OF COMMON STOCK

     The validity of the Plan Shares offered hereby will be passed upon by Kathleen E. Shannon, Esq., Associate General Counsel of AIG. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of Common Stock and currently beneficially owns less than 1% of the outstanding shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements and schedules of AIG as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included in AIG's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their reports with respect thereto, dated February 22, 1996, and are incorporated by reference into this Prospectus in reliance thereon upon the authority of said firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    3
Incorporation of Documents by
  Reference...........................    3
Required Disclosure for North Carolina
  Residents...........................    4
The Plans.............................    4
Selling Shareholders..................    4
Plan of Distribution..................    4
Validity of Common Stock..............    5
Experts...............................    5

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                5,000,000 SHARES

                                    AMERICAN
                                 INTERNATIONAL
                                  GROUP, INC.

                          (PAR VALUE $2.50 PER SHARE)
                                             , 1997
------------------------------------------------------
------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1997

PROSPECTUS

                                 115,000 SHARES

                       AMERICAN INTERNATIONAL GROUP, INC.

                                  COMMON STOCK
                          (PAR VALUE $2.50 PER SHARE)

                               ------------------

     This Prospectus relates to up to 115,000 shares (the "Shares") of Common Stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc. ("AIG") which will be delivered upon exercise of (i) the Stock Option Agreement, dated February 9, 1995 (the "Bentsen Option"), between AIG and Lloyd M. Bentsen, (ii) the Stock Option Agreements, each dated February 21, 1995 (the "1995 Options"), between AIG and each of M. Bernard Aidinoff, Marshall A. Cohen, Barber B. Conable, Jr., Martin S. Feldstein, Carla A. Hills, Frank J. Hoenemeyer, John I. Howell and Dean P. Phypers (collectively, the "1995 Optionees"), (iii) the Stock Option Agreement, dated September 16, 1996 (the "Chia Option"), between AIG and Pei-yuan Chia, (collectively, with Mr. Bentsen and the 1995 Optionees, the "Optionees") and (iv) the Stock Option Agreements, each dated December 31, 1996 (the "1996 Options" and, together with the Bentsen Option, the 1995 Options and the Chia Option, the "Options"), between AIG and each of the 1995 Optionees (other than Mr. Howell).

     This Prospectus is to be used in connection with the delivery of Shares by AIG to the Optionees upon the exercise of their respective Options.

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               ------------------

            THE DATE OF THIS PROSPECTUS IS                  , 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES.

                             AVAILABLE INFORMATION

     AIG is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site at htpp://www.sec.gov. which contains reports and other information regarding registrants that file electronically with the Commission.

     The Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information can be inspected at such Exchange at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by AIG with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with applicable rules and regulations of the Commission. For further information pertaining to AIG and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto.

     AIG's principal executive offices are located at 70 Pine Street, New York, New York 10270, and its telephone number is (212) 770-7000.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by AIG with the Commission (File No. 1-8787) and are incorporated herein by reference:

          (1) AIG's Annual Report on Form 10-K for the year ended December 31, 1995;

          (2) AIG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

          (3) The description of Common Stock contained in AIG's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934; and

          (4) AIG's Current Report on Form 8-K, dated June 11, 1996.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     AIG will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents (excluding exhibits unless specifically incorporated by reference into such documents) referred to above which have been or may be incorporated herein by reference and not furnished herewith. Requests for such documents should be directed to AIG's Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone (212) 770-7575.

                REQUIRED DISCLOSURE FOR NORTH CAROLINA RESIDENTS

     The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.

                                USE OF PROCEEDS

     AIG will use all of the proceeds received upon exercise of the Options for general corporate purposes. All costs, expenses and fees in connection with the registration of the Shares will be borne by AIG.

                                  THE OPTIONS

     The following summary of the Options does not purport to be complete and is qualified in its entirety by reference to the Options, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

     The Bentsen Option has an exercise price of $66.67 per share (the "Option Price"), may be exercised at any time after one year for 3,750 shares of Common Stock, after two years for 7,500 shares of Common Stock, after three years for 10,750 shares of Common Stock and after four years for 15,000 shares of Common Stock and expires in ten years. Each of the 1995 Options is exercisable for 7,500 shares of Common Stock at any time one year after the date of grant at the Option Price and expires in ten years. The Chia Option and each of the 1996 Options is exercisable for 5,000 shares of Common Stock at any time one year after the date of grant, at exercise prices of $98.75 per share and $108.25 per share, respectively, and expire in ten years. The Options are exercisable solely for cash, are non-transferable (other than by will or the laws of descent and distribution) and are subject to customary anti-dilution provisions.

                            VALIDITY OF COMMON STOCK

     The validity of the Shares offered hereby has been passed upon by Kathleen
E. Shannon, Esq., Associate General Counsel of AIG. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of Common Stock and currently beneficially owns less than 1% of the shares of outstanding Common Stock.

                                    EXPERTS

     The consolidated financial statements and schedules of AIG as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included in AIG's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their reports with respect thereto, dated February 22, 1996, and are incorporated by reference into this Prospectus in reliance thereon upon the authority of said firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    3
Incorporation of Documents by
  Reference...........................    3
Required Disclosure for North Carolina
  Residents...........................    4
Use of Proceeds.......................    4
The Options...........................    4
Validity of Common Stock..............    4
Experts...............................    4

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                 115,000 SHARES

                                    AMERICAN
                                 INTERNATIONAL
                                  GROUP, INC.

                          (PAR VALUE $2.50 PER SHARE)
                                             , 1997
------------------------------------------------------
------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1997

PROSPECTUS

                                 111,684 SHARES

                       AMERICAN INTERNATIONAL GROUP, INC.

                                  COMMON STOCK
                          (PAR VALUE $2.50 PER SHARE)

                               ------------------

     This Prospectus relates to up to 111,684 shares (the "Shares") of Common Stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc. ("AIG") which may be offered from time to time by Stuart A. Myers, Sari Miller, Eileen Rachelson and Fred Schiller (collectively, the "Selling Shareholders"). See "Selling Shareholders".

     The Shares may be sold from time to time in one or more transactions (which may involve block transactions) on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution".

     The Selling Shareholders acquired the Shares in connection with the acquisition (the "Acquisition") by AIG of York Claims Service, Inc. Pursuant to the terms of the Acquisition, AIG is required to register the Shares under the Securities Act of 1933, as amended (the "Securities Act"). AIG will not receive any of the proceeds from the sales by the Selling Shareholders of the Shares. All costs, expenses and fees in connection with the registration of the Shares will be borne by AIG.

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               ------------------

              THE DATE OF THIS PROSPECTUS IS               , 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES.

                             AVAILABLE INFORMATION

     AIG is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site at htpp://www.sec.gov. which contains reports and other information regarding registrants that file electronically with the Commission.

     The Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information can be inspected at such Exchange at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by AIG with the Commission under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with applicable rules and regulations of the Commission. For further information pertaining to AIG and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto.

     AIG's principal executive offices are located at 70 Pine Street, New York, New York 10270, and its telephone number is (212) 770-7000.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by AIG with the Commission (File No. 1-8787) and are incorporated herein by reference:

          (1) AIG's Annual Report on Form 10-K for the year ended December 31, 1995;

          (2) AIG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

          (3) The description of Common Stock contained in AIG's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934; and

          (4) AIG's Current Report on Form 8-K, dated June 11, 1996.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     AIG will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents (excluding exhibits unless specifically incorporated by reference into such documents) referred to above which have been or may be incorporated herein by reference and not furnished herewith. Requests for such documents should be directed to AIG's Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone (212) 770-7575.

                REQUIRED DISCLOSURE FOR NORTH CAROLINA RESIDENTS

     The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.

                              SELLING SHAREHOLDERS

     The following table sets forth the number of Shares which each Selling Shareholder intends to sell pursuant to this Prospectus and includes information with respect to positions, offices or other material relationships of the Selling Shareholders with AIG or any affiliate thereof during the past three years, other than as a shareholder thereof. After completion of the sales hereunder, each Selling Shareholder will own less than 1% of the outstanding shares of Common Stock.

                                                                  NUMBER OF
                                                                SHARES OWNED       NUMBER OF
  SELLING SHAREHOLDER                  POSITION                BEFORE OFFERING   SHARES OFFERED
------------------------  -----------------------------------  ---------------   --------------
Stuart A. Myers(1)......  Senior Vice President, AIG Claim          82,355            82,355
                            Services, Inc.; President, York
                            Claims Service, Inc.
Sari Miller(2)..........  Executive Vice President and Chief         3,197             3,197
                            Financial Officer, York Claims
                            Service, Inc.
Eileen Rachelson(2).....  Executive Vice President and Chief        13,066            13,066
                            Operating Officer, York Claims
                            Service, Inc.
Fred Schiller(2)........  Executive Vice President, York            13,166            13,066
                          Claims Service, Inc.
          Total.........                                           111,784           111,684
                                                               ===========        ==========

---------------
(1) 27,148 Shares are held in escrow with Chase Manhattan Bank, as escrow agent, and 10,860 Shares are subject to an Employment Agreement, dated August 12, 1996, between AIG and Mr. Meyers which contains customary forfeiture provisions.
(2) Each of Ms. Miller's, Ms. Rachelson's and Mr. Schiller's Shares are held in a trust for their respective benefit, and are subject to customary forfeiture provisions. Chase Manhattan Bank acts as trustee for each of such trusts.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell such Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchase of such Shares by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with the sales. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     All costs, expenses and fees in connection with the registration of the Shares will be borne by AIG. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Shareholders.

                            VALIDITY OF COMMON STOCK

     The validity of the Shares offered hereby will be passed upon by Kathleen
E. Shannon, Esq., Associate General Counsel of AIG. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of Common Stock and currently beneficially owns less than 1% of the outstanding shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements and schedules of AIG as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included in AIG's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their reports with respect thereto, dated February 22, 1996, and are incorporated by reference into this Prospectus in reliance thereon upon the authority of said firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    3
Incorporation of Documents by
  Reference...........................    3
Required Disclosure for North Carolina
  Residents...........................    4
Selling Shareholders..................    4
Plan of Distribution..................    4
Validity of Common Stock..............    5
Experts...............................    5

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                 111,684 SHARES

                                    AMERICAN
                                 INTERNATIONAL
                                  GROUP, INC.

                          (PAR VALUE $2.50 PER SHARE)
                                             , 1997
------------------------------------------------------
------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1997

PROSPECTUS

                                  1,000 SHARES

                       AMERICAN INTERNATIONAL GROUP, INC.

                                  COMMON STOCK
                          (PAR VALUE $2.50 PER SHARE)

                               ------------------

     This Prospectus relates to up to 1,000 shares (the "Shares") of Common Stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc. ("AIG") which may be delivered from time to time by AIG to employees and non-employees as gifts, prizes and in other similar transactions (collectively, a "Transfer").

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               ------------------

            THE DATE OF THIS PROSPECTUS IS                  , 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES.

                             AVAILABLE INFORMATION

     AIG is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site at htpp://www.sec.gov. which contains reports and other information regarding registrants that file electronically with the Commission.

     The Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information can be inspected at such Exchange at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by AIG with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with applicable rules and regulations of the Commission. For further information pertaining to AIG and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto.

     AIG's principal executive offices are located at 70 Pine Street, New York, New York 10270, and its telephone number is (212) 770-7000.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by AIG with the Commission (File No. 1-8787) and are incorporated herein by reference:

          (1) AIG's Annual Report on Form 10-K for the year ended December 31, 1995;

          (2) AIG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

          (3) The description of Common Stock contained in AIG's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934; and

          (4) AIG's Current Report on Form 8-K, dated June 11, 1996.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     AIG will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents (excluding exhibits unless specifically incorporated by reference into such documents) referred to above which have been or may be incorporated herein by reference and not furnished herewith. Requests for such documents should be directed to AIG's Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone (212) 770-7575.

                REQUIRED DISCLOSURE FOR NORTH CAROLINA RESIDENTS

     The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.

                                USE OF PROCEEDS

     Unless otherwise indicated in a Prospectus Supplement, AIG will not receive any proceeds from any Transfer. All costs, expenses and fees in connection with the registration of the Shares will be borne by AIG.

                            VALIDITY OF COMMON STOCK

     The validity of the Shares offered hereby has been passed upon by Kathleen
E. Shannon, Esq., Associate General Counsel of AIG. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of Common Stock and currently beneficially owns less than 1% of the shares of outstanding Common Stock.

                                    EXPERTS

     The consolidated financial statements and schedules of AIG as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included in AIG's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their reports with respect thereto, dated February 22, 1996, and are incorporated by reference into this Prospectus in reliance thereon upon the authority of said firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    3
Incorporation of Documents by
  Reference...........................    3
Required Disclosure for North Carolina
  Residents...........................    4
Use of Proceeds.......................    4
Validity of Common Stock..............    4
Experts...............................    4

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  1,000 SHARES

                                    AMERICAN
                                 INTERNATIONAL
                                  GROUP, INC.

                          (PAR VALUE $2.50 PER SHARE)
                                             , 1997
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

                                                            PAID BY       PAID BY
                                                              AIG          SICO          TOTAL
                                                           ----------   -----------   -----------
Registration.............................................  $ 5,549.26   $181,723.48   $187,272.74
Legal Fees and Expenses..................................    5,000.00        500.00      5,500.00
Auditors' Fees and Expenses..............................    2,500.00        500.00      3,000.00
Printing.................................................    4,500.00        500.00      5,000.00
Miscellaneous............................................      319.17        200.00        519.17
                                                            ---------     ---------    ----------
  Total..................................................  $17,868.43   $183,423.48   $201,291.91
                                                            =========     =========    ==========

---------------

* All fees other than the registration fee are estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation of the Company (the "Certificate") provides that the Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other enterprise at the request of the Company. Section 6.4 of the Company's By-laws contains a similar provision.

     The Certificate also provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (the "GCL").

     Section 145 of the GCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of the Company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the Company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, the Company and its subsidiaries maintain a directors' and officers' liability insurance policy.

ITEM 16. EXHIBIT LIST.

EXHIBIT
NUMBER                DESCRIPTION                                   LOCATION
---   ------------------------------------------  ---------------------------------------------
  4   Instruments defining the rights of
      security holders, including indentures
      (a) Restated Certificate of Incorporation
          of AIG................................  Incorporated by reference herein from Exhibit
                                                  3(i) to AIG's Annual Report on Form 10-K for
                                                  the year ended December 31, 1994 (File No.
                                                  1-8787) (the "Form 10-K").
      (b) By-laws of AIG........................  Incorporated by reference herein from Exhibit
                                                  3(ii) of the Form 10-K.
      (c) Stock Option Agreement, dated February
      9, 1995, between AIG and Mr. Lloyd M.
          Bentsen...............................  Incorporated by reference herein from Exhibit
                                                  4(e) to AIG's Registration Statement No.
                                                  33-60327.
      (d) Form of Stock Option Agreement, dated
          February 21, 1995, between AIG and
          each of M. Bernard Aidinoff, Marshall
          A. Cohen, Barber B. Conable, Jr.,
          Martin S. Feldstein, Carla A. Hills,
          Frank J. Hoenemeyer, John I. Howell
          and Dean P. Phypers...................  Incorporated by reference herein from Exhibit
                                                  4(f) to AIG's Registration Statement No.
                                                  33-60327.
      (e) Stock Option Agreement, dated
          September 16, 1996, between AIG and
          Pei-yuan Chia.........................  Filed as exhibit hereto.
      (f) Form of Stock Option Agreement, dated
          December 31, 1996 between AIG and each
          of M. Bernard Aidinoff, Marshall A.
          Cohen, Barber B. Conable, Jr., Martin
          S. Feldstein, Carla A. Hills, Frank J.
          Hoenemeyer and Dean P. Phypers........  Filed as exhibit hereto.
  5   Opinion re validity.......................  Filed as exhibit hereto.
 23   Consents of experts and counsel
      (a) Coopers & Lybrand.....................  Filed as exhibit hereto.
      (b) Kathleen E. Shannon, Esq..............  Included in Exhibit 5.
 25   Power of Attorney.........................  Included on the signature page hereto.

ITEM 17. CERTAIN UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 7TH DAY OF FEBRUARY, 1997.

                                         AMERICAN INTERNATIONAL GROUP, INC.

                                         By:       /s/ M. R. GREENBERG
                                           -------------------------------------
                                                (M.R. Greenberg, Chairman)
                               ------------------

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M.R. Greenberg, Edward E. Matthews and Howard I. Smith, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
                               ------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated and on the date indicated.

            SIGNATURE                                TITLE                         DATE
---------------------------------    --------------------------------------  -----------------
    /s/ MAURICE R. GREENBERG                 Chairman and Director            February 7, 1997
---------------------------------        (Principal Executive Officer)
     (Maurice R. Greenberg)

       /s/ HOWARD I. SMITH                 Executive Vice President,          February 7, 1997
---------------------------------           Chief Financial Officer
        (Howard I. Smith)                       and Comptroller
                                            (Principal Financial and
                                              Accounting Officer)

     /s/ M. BERNARD AIDINOFF                        Director                  February 7, 1997
---------------------------------
      (M. Bernard Aidinoff)
      /s/ LLOYD M. BENSTEN                          Director                  February 7, 1997
---------------------------------
       (Lloyd M. Bentsen)

                                                    Director
---------------------------------
         (Pei-yuan Chia)

            SIGNATURE                                TITLE                         DATE
---------------------------------    --------------------------------------  -----------------

      /s/ MARSHALL A. COHEN                         Director                  February 7, 1997
---------------------------------
       (Marshall A. Cohen)

   /s/ BARBER B. CONABLE, JR.                       Director                  February 7, 1997
---------------------------------
    (Barber B. Conable, Jr.)

     /s/ MARTIN S. FELDSTEIN                        Director                  February 7, 1997
---------------------------------
      (Martin S. Feldstein)

       /s/ LESLIE L. GONDA                          Director                  February 7, 1997
---------------------------------
        (Leslie L. Gonda)

      /s/ EVAN G. GREENBERG                         Director                  February 7, 1997
---------------------------------
       (Evan G. Greenberg)

       /s/ CARLA A. HILLS                           Director                  February 7, 1997
---------------------------------
        (Carla A. Hills)

     /s/ FRANK J. HOENEMEYER                        Director                  February 7, 1997
---------------------------------
      (Frank J. Hoenemeyer)

     /s/ EDWARD E. MATTHEWS                         Director                  February 7, 1997
---------------------------------
      (Edward E. Matthews)

       /s/ DEAN P. PHYPERS                          Director                  February 7, 1997
---------------------------------
        (Dean P. Phypers)

       /s/ JOHN J. ROBERTS                          Director                  February 7, 1997
---------------------------------
        (John J. Roberts)

      /s/ THOMAS R. TIZZIO                          Director                  February 7, 1997
---------------------------------
       (Thomas R. Tizzio)

       /s/ EDMUND S.W. TSE                          Director                  February 7, 1997
---------------------------------
        (Edmund S.W. Tse)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                DESCRIPTION                                   LOCATION
---   ------------------------------------------  ---------------------------------------------
  4   Instruments defining the rights of
      security holders, including indentures
      (a) Restated Certificate of Incorporation
          of AIG................................  Incorporated by reference herein from Exhibit
                                                  3(i) to AIG's Annual Report on Form 10-K for
                                                  the year ended December 31, 1994 (File No.
                                                  1-8787) (the "Form 10-K").
      (b) By-laws of AIG........................  Incorporated by reference herein from Exhibit
                                                  3(ii) of the Form 10-K.
      (c) Stock Option Agreement, dated February
      9, 1995, between AIG and Mr. Lloyd M.
          Bentsen...............................  Incorporated by reference herein from Exhibit
                                                  4(e) to AIG's Registration Statement No.
                                                  33-60327.
      (d) Form of Stock Option Agreement, dated
          February 21, 1995, between AIG and
          each of M. Bernard Aidinoff, Marshall
          A. Cohen, Barber B. Conable, Jr.,
          Martin S. Feldstein, Carla A. Hills,
          Frank J. Hoenemeyer, John I. Howell
          and Dean P. Phypers...................  Incorporated by reference herein from Exhibit
                                                  4(f) to AIG's Registration Statement No.
                                                  33-60327.
      (e) Stock Option Agreement, dated
          September 16, 1996, between AIG and
          Pei-yuan Chia.........................  Filed as exhibit hereto.
      (f) Form of Stock Option Agreement, dated
          December 31, 1996 between AIG and each
          of M. Bernard Aidinoff, Marshall A.
          Cohen, Barber B. Conable, Jr., Martin
          S. Feldstein, Carla A. Hills, Frank J.
          Hoenemeyer and Dean P. Phypers........  Filed as exhibit hereto.
  5   Opinion re validity.......................  Filed as exhibit hereto.
 23   Consents of experts and counsel
      (a) Coopers & Lybrand.....................  Filed as exhibit hereto.
      (b) Kathleen E. Shannon, Esq..............  Included in Exhibit 5.
 25   Power of Attorney.........................  Included on the signature page hereto.